Exhibit 16.1

                                                                 GRANT THORNTON

Accountants and
Management Consultants
Grant Thornton LLP
The US Member Firm of
Grant Thornton International


February 15, 2001



Securities and Exchange Commission
Washington, D.C. 20549

Re:   Advanced Financial, Inc.
      File No. 0-19485

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Advanced Financial, Inc. dated February 8, 2001, and agree with the statements contained therein.

Very truly yours,

/s/ Grant Thornton LLP











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